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                                                                   EXHIBIT 20(i)

[MOORE LOGO]
                                                            NEWS RELEASE


                            MOORE ANNOUNCES AGREEMENT
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                         TO ACQUIRE THE NIELSEN COMPANY
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TORONTO, ON & STAMFORD, CT (January 14, 2002) - Robert G. Burton, President and
Chief Executive Officer of Moore Corporation Limited (TSE, NYSE: MCL) announced today that the company has entered into an agreement to acquire privately held The Nielsen Company. As one of the largest commercial printers in the Midwestern and Southeastern United States, Nielsen had revenues of approximately $90 million in 2001. The transaction is expected to be completed in the next few weeks and to be accretive to earnings. Terms of the transaction were not disclosed.

Nielsen operates from three state-of-the-art facilities located in Florence, KY; Raleigh-Durham, NC; and Cincinnati, OH. The 730-employee company has a reputation as a customer-focused quality-driven organization with a successful 75-year operating history. Specializing in producing high quality commercial printing, Nielsen's product line includes annual reports, brochures, catalogs, pharmaceutical inserts, and marketing and promotional material. Nielsen's premiere customer base includes numerous Fortune 500 companies in the consumer products, pharmaceutical and financial services industries.

MR. BURTON STATED:
"I stated when we first arrived at Moore a year ago, that we needed to be a stronger participant in the highly fragmented $70 billion North American commercial print market. The acquisition of The Nielsen Company creates a platform for us to offer a commercial print capability to our customers while simultaneously providing Nielsen's existing customers with the opportunity to benefit from Moore's core products and services."

S. CHRISTIAN NIELSEN III, CHAIRMAN OF THE NIELSEN GROUP STATED:
"As a leader in the commercial print market, the Nielsen family is very proud of the strong reputation for excellence that has been developed over the past 75 years by the dedication and talent of our employees. The combination of Moore and Nielsen creates the opportunity for us to better serve our customers and allows us to offer them Moore's extensive range of products and


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services. We are looking forward to becoming the flagship of Moore's commercial printing platform."

MR. BURTON CONCLUDED:

"We continue to execute on the plan we initiated when we came to Moore. With the acquisition of The Nielsen Company, we continue to deliver on our commitment to grow the company both organically and through thoughtful, strategic acquisitions of quality companies in higher growth sectors of the printing marketplace. We feel that this addition to Moore will provide significant opportunities for Moore to capture incremental sales from new customers through our "one stop" approach to servicing customers. I look forward to a swift completion of this transaction and to officially welcoming The Nielsen Company to the Moore family."

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Moore Corporation Limited is an international provider of products and services that help companies communicate through print and digital technologies. As a leading supplier of document formatted information, print outsourcing and data based marketing, Moore designs, manufactures and delivers business communication products, services and solutions to customers. Moore operates in complementary marketplaces: Forms, Print Management and Related Products which includes Label Systems and Integrated Business Solutions including personalized direct marketing, statement printing and database management. The Moore Internet address is www.moore.com.

This news release contains statements relating to future results of Moore (including the statements that this acquisition will be accretive Moore's earnings and will result in incremental sales) that are "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Factors that could cause such material differences include, without limitation, the following:, successful execution of platform diversification, cross-selling and other key strategies, the successful negotiation, execution and integration of acquisitions, the ability to divest non-core businesses, future growth rates in Moore's core business, the impact of currency fluctuations in the countries in which Moore operates, general economic and other factors beyond Moore's control, and other assumptions, risks and uncertainties described from time to time in Moore's periodic filings with securities regulators.

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INQUIRIES FROM ANALYSTS AND INVESTORS SHOULD BE DIRECTED TO JAMES E. LILLIE,
EXECUTIVE VICE PRESIDENT OF OPERATIONS FOR MOORE CORPORATION LIMITED AT (203) 406-3711.



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